SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2004 (April 5, 2004)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8038	04-2648081
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Desta Drive
Midland, Texas 79705

(Address of Principal Executive Offices)

432/620-0300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

On April 7, 2004, Key Energy Services, Inc. issued a press release which is filed as an exhibit to this Form 8-K and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits

99.1  -         Press Release dated April 7, 2004

99.2  -           Waiver and First Amendment to Credit Agreement to Fourth Amended and Restated Credit Agreement dated as of April 5, 2004 by and among the Registrant, each of the Guarantors (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement), PNC Bank, National Association, as Administrative Agent, PNC Capital Markets, Inc., and Wells Fargo Bank, National Association (successor-by-merger to Wells Fargo Bank Texas, National Association), as the Co-Lead Arrangers, and Credit Lyonnais New York Branch, as the Syndication Agent, and Bank One, NA and Comerica Bank, as the Co-Documentation Agents.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: April 7, 2004	KEY ENERGY SERVICES, INC.

	By:	/s/ ROYCE W. MITCHELL
Royce W. Mitchell
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.             Exhibit

99.1         —            Press Release dated April 7, 2004

99.2         —            Waiver and First Amendment to Credit Agreement to Fourth Amended and Restated Credit Agreement dated as of April 5, 2004 by and among the Registrant, each of the Guarantors (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement), PNC Bank, National Association, as Administrative Agent, PNC Capital Markets, Inc., and Wells Fargo Bank, National Association (successor-by-merger to Wells Fargo Bank Texas, National Association), as the Co-Lead Arrangers, and Credit Lyonnais New York Branch, as the Syndication Agent, and Bank One, NA and Comerica Bank, as the Co-Documentation Agents.